EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement on Form S-8, (SEC File No. 333-74632), filed on December 6, 2001, and the Registration Statement on Form S-8, (SEC File No. 333-89682), filed on June 3, 2002, of our independent accountant's review report dated February 19, 2003 relating to the unaudited balance sheets of Humatech, Inc. as of October 31, 2002 and 2001 and related statements of operations and comprehensive loss for the six and three months ended October 31, 2002 and 2001 and the related statements of cash flows for the six months ended October 31, 2002 and 2001, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB/A for the quarter ended October 31, 2002, pursuant to the requirements of SEC Release 34-42266.



                                             /s/  S. W. Hatfield, CPA

                                             S. W. HATFIELD, CPA

Dallas, Texas
February 19, 2003


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